Exhibit 10.54

ASSISTANCE SERVICES AGREEMENT

THIS ASSISTANCE SERVICES AGREEMENT IS MADE AND ENTERED INTO AS OF THE EFFECTIVE DATE BY AND BETWEEN:

1.             u-blox America Inc., with registered offices at 1902 Campus Commons Drive, Suite 310, Reston, VA 20191, USA (“u-blox”).

2.             LOCATION BASED TECHNOLOGIES INC., a company incorporated in the state of Nevada, having its principal place of business at 4989 E. La Palma Avenue, Anaheim, California, 92807 (“LBT”).

WHEREAS:

A.	u-blox, through its sister company,develops and licenses, amongst others, real-time software GPS technologies;
B.	u-blox, through its sister company, provides, amongst others, Internet-based GPS assistance services;
C.	LBT develops GPS based consumer products for locating persons, pets and/or items;
D.	u-blox is willing to provide licenses and services for use of its software GPS technologies by LBT in some or all of their consumer GPS-based products;
E.	This Assistance Service Agreement sets forth the terms under which u-blox shall provide Internet based Assistance Services for use with u-blox’s GPS technologies to LBT.

SECTION 1.0 – FRAMEWORK AGREEMENT

The terms of the Framework Agreement and the Platform Development Agreement shall apply to this Assistance Service Supplemental Agreement (the “Supplemental Agreement”) mutatis mutandis. In the event that any term or clause herein shall be in conflict with any term or clause within the Framework Agreement or the Platform Development Agreement then the terms of this Assistance Service Agreement shall prevail for the exclusive and limited scope of this Assistance Service Agreement.

u-blox AG has acquired Geotate BV and all contracts signed between LBT and NXP and Geotate BV are assigned to u-blox America Inc.

ARTICLE 2.0 - ASSISTANCE SERVICES; LIMITED SERVICE LICENSE

2.1           Service Provision. Subject to LBT’s payment of the Service Fees and during the term of this Assistance Services Agreement, u-blox shall use commercially reasonable efforts to provide the Assistance Services to LBT for the exclusive use of the Assistance Services with the Products. Should u-blox be unable to provide GPS assistance services due to corporate insolvency, u-blox will assist LBT in securing access to the GPS assistance services source for direct licensing purposes.

2.2           Internet Delays. u-blox’s ASSISTANCE SERVICES MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS. u-blox IS NOT RESPONSIBLE OR LIABLE FOR ANY DELAYS, SERVICE FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.

2.3           Failure of Third Parties. u-blox’s ASSISTANCE SERVICES ARE DEPENDENT UPON THIRD PARTIES’ DELIVERIES AND SERVICES. u-blox IS NOT RESPONSIBLE OR LIABLE FOR ANY DELAYS, SERVICE FAILURES, OR OTHER DAMAGES RESULTING FROM THE FAILURE OF THIRD PARTIES TO DELIVER THESE DELIVERIES AND/OR TO PERFORM THESE SERVICES.

2.3           Service License. Subject to the terms and conditions of this Assistance Service Agreement, u-blox hereby grants to LBT, and LBT hereby accepts from u-blox, a non-exclusive, personal, non-transferable worldwide usage license, without the right to sublicense, to the Assistance Services (hereafter the “Licensed Services”), to:

(i)	use the Licensed Services to implement a Cached Proxy Assistance Service;
(ii)	use the Cached Proxy Assistance Service exclusively in conjunction with the Licensed Technology in Products;
(iii)	use the Cached Proxy Assistance Service for maintaining and supporting its Products with the integrated Licensed Software including, but not limited to:
a. performing error-correction and Customer support on said Products;
b. testing and evaluating the (performance of) the Licensed Software; and
c. training its (support) engineers;

2.4           No Other Rights or Licenses. Other than the limited usage license granted to LBT under section 2 herein, no other rights or licenses are granted, or implied by estoppel or otherwise, under any Intellectual Property Rights of u-blox and/or its Affiliates or any intellectual property residing in the Assistance Service of the Licensed Technology.

2.5           End User Use by Cached Proxy. It is agreed by the Parties that End Users shall not directly access the Licensed Services. LBT shall take sole responsibilities for implementing and maintaining a Cached Proxy Assistance Service.

2.6           Service Level. u-blox shall use all reasonable commercial efforts to ensure that the Assistance Services do not experience more than four (4) Service Outages in any calendar year. Any Service Outage shall not exceed four (4) hours in duration.

2.7           Scheduled Downtime. u-blox reserves the right to schedule and carry out Service Maintenance Downtimes for the Assistance Service for the purposes of maintenance and upgrade. In the event that u-blox must carry out a Service Maintenance Downtime and prior to it being carried out, the Parties shall agree in good faith a suitable time for such Service Maintenance Downtime.

2.8           No End User License. This Agreement shall not grant any license whatsoever to any End User.

ARTICLE 3.0 - SERVICE FEES

In consideration of the Services (to be) provided under this Assistance Services Agreement, LBT shall pay to u-blox the non-refundable Service Fees as set forth in Exhibit A. In the event that parties wish to continue this Services beyond the timeframe stipulated in Exhibit A, the parties shall enter into negotiations to agree upon the new Service Fees and upon agreement of the new Service Fees shall execute an appropriate amendment to this Assistance Services Agreement to cover the extended period for which the Assistance Services shall be continued.

ARTICLE 4.0 - DURATION

4.1           Duration. This Assistance Service shall remain in force until the 1st of October 2011 and may be extended by mutual consent of the parties.

ARTICLE 5.0 – INTELLECTUAL PROPERTY RIGHTS

5.1           Ownership of Assistance Service. u-blox, its Affiliates licensors or suppliers shall retain all right, title and interest, including all related Intellectual Property Rights, in and to the Assistance Service and the Service Infrastructure.

5.2           No Offer of Sale. This Assistance Service does not, and shall not be construed to , grant any license, right or title in, nor offer for sale, or otherwise transfer, the Assistance Service, Licensed Technology or Service Infrastructure, or any part thereof, to LBT or any other third party.

ARTICLE 6.0 – SERVICE INTEGRATION SUPPORT

6.1           Integration Support. u-blox shall provide email and telephone based technical support during the UK working hours of 9am GMT to 5pm GMT to LBT for the limited purpose of integration of the Assistance Service until 30th June 2009.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement by their duly authorized officers as of the last Date hereunder (Effective Date).

LOCATION BASED TECHNOLOGIES INC.	u-blox.

By:	By:
Title:	Title
Date:	Date:

Address for notices: Attention: Joseph Scalisi Location Based Technologies Inc 4989 E. La Palma Avenue Anaheim, California, 92807 United States Fax no: +1 (714) 200-0287	Address for notices: Attention: u-blox America Inc. 1902 Campus Commons Drive, Suite 310, Reston, VA 20191, USA Fax no: + 1 (703) 483 3179

EXHIBIT A

Description of Assistance Services

The Assistance Service is described in the Arikara Product Specification v1 ..0.

The Assistance Service is designed to provide the assistance data to LBT’s server which shall cache this data and provide the cached data to LBT’s Products.

LBT’s server shall connect to the Assistance Server periodically to update the assistance data that it has within its cache (hereafter the Cache Update Period). The Cache Update Period shall be no more frequently than five (5) minutes.

Service Fees

The Service Fees are paid on a pre-payment basis to the following schedule:

Period	Service Fee Due Date	Service Fee
Field Test & Trial ( April 2008 -June 2009)	1st June 2009	USD 82,300.00

Production Phase (minimum of 2 years )	At beginning of each 3 month period after start of Production Phase	USD 82,300.00/quarter

The Production Phase be deemed to have begun on 1st of October 2009 and shall last for a period of at least two years.

The first fee is payable within 5 working days after receipt of invoice.

The following fees are payable within 30 days after receipt of invoice.

Geotate Arikara Product Specification V1 .0 Extraction

Purpose

The Arikara assistance service provides the GPS assistance data necessary for location processing by the Arikara engine. It is provided as an Internet based web service using open standard web service protocols and is intended to be accessed by a server hosted by the customer.

The assistance web service provides suitable GPS assistance data to the customer’s server. Arikara enabled devices consumer assistance data by connecting to the customer’s server which provides caching proxied access of the assistance data. This architecture is shown in figure 1.

Specifications

The assistance service conforms to the following specifications:

Web Service Interfaces

The Arikara assistance service is accessed via a SOAP API that is detailed in the product documentation.

Deliverables

The following form the deliverables:

Web service API documentation and WSDL;

Web service user credentials;

Web service IP/FQDN.

Acceptance Criteria

Correct operation of the Arikara Assistance Service is demonstrated using a software testbench running on a PC which implements the complete calling sequence Protocol to the web service. The pass criterion for the test is that the calling sequence completes are returns valid assistance data.